EXHIBIT 32 — CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (Issuer) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (Report), I, Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Michael K. Simonte, Vice President, Treasurer & Acting Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ Richard E. Dauch	By:	/s/ Michael K. Simonte
Richard E. Dauch		Michael K. Simonte
Co-Founder, Chairman of the Board &		Vice President, Treasurer &
Chief Executive Officer		Acting Chief Financial Officer
May 4, 2004		May 4, 2004

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